EXHIBIT INDEX
                          -------------

                                                        Sequential
                                                        Numbering
Exhibit No.          Description of Exhibit              Page No.
-----------          ----------------------             ----------

 4.01           Restated Certificate of Incorporation
                is incorporated by reference to
                Exhibit 3A to registrant's Annual Report on Form 10-K for the year ended June 30, 1987, filed under Securities Exchange
                Act of 1934.

 4.02           By-Laws amended as of December 5, 1996
                are incorporated by reference to
                Exhibit 3 of registrant's Quarterly Report on Form 10-Q for the three month period ended December 31, 1996, filed under Securities Exchange Act of 1934, as amended.

 4.03           Rights Agreement relating to Rights
                distributed to holders of Carpenter
                Stock, amended as of April 23, 1996, is
                incorporated by reference to registrant's
                Current Report on Form 8-K filed on
                May 3, 1996 under Securities Exchange Act of 1934, as amended.

23.01           Consent of Coopers & Lybrand L.L.P.

23.02           Consents of Price Waterhouse LLP

                                                       Sequential
                                                        Numbering
Exhibit No.          Description of Exhibit              Page No.
-----------          ----------------------            ----------

24.01           Powers of Attorney executed by certain
                directors of registrant, authorizing
                execution of Registration Statement on
                each such director's respective behalf
                by persons designated therein.